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                                                                     EX-4.6
                             Supplemental Indenture


                             SUPPLEMENTAL INDENTURE

            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 22, 1997 between PPC Publishing Corporation (the "Additional Guarantor"), American Lawyer Media, Inc., a Delaware corporation (the "Company"), ALM LLC, Counsel Connect LLC, ALM IP, LLC, ALM Counsel Connect Inc. (the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

            WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 22, 1997, providing for the issuance of an aggregate principal amount of $175,000,000 of 9.75% Series A and Series B Senior Notes due 2007 (the "Notes");

            WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company and the Guarantors are required to cause the Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Company's Obligations under the Indenture and the Notes pursuant to a guarantee (the "Additional Guarantee") on the terms and conditions of the Guarantee by the Guarantors in Article X of the Indenture and on the other terms and conditions set forth herein; and

            WHEREAS, pursuant to Section 9.01(e) of the Indenture: the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

            1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. AGREEMENT TO GUARANTEE. The Additional Guarantor hereby agrees, jointly and severally with all other guarantors, to guarantee the Company's Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth herein and in Article X of the Indenture (including the obligation to


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pay Liquidated Damages under the provisions of the Registration Rights
Agreement) and to be bound by all other applicable provisions of the Indenture. Pursuant to Section 10.02 of the Indenture, the Additional Guarantor agrees that the Subsidiary Guarantees set forth in Article X of the Indenture, as supplemented by its agreement to guarantee contained herein shall remain in full force and effect and apply to all of the Notes notwithstanding any failure by the Additional Guarantor to endorse on such Notes a notation of the Subsidiary Guarantor.

            3. RELEASE OF ADDITIONAL GUARANTOR. In the event that the holders of the Company's Other Indebtedness which is guaranteed by the Additional Guarantor release the Additional Guarantor from its guarantee in respect of such Other Indebtedness, except a discharge or release by or as a result of any payment under the guarantee of such Other Indebtedness by the Additional Guarantor, the Additional Guarantor shall be automatically and unconditionally released and discharged from its obligations under this Additional Guarantee; provided however, if, after such release, any guarantee under such Other Indebtedness is subsequently reincurred or reinstated, then such Additional Guarantor reincurring or reinstating such guarantee under such Other Indebtedness shall execute and reinstate its Additional Guarantee hereunder.

            Upon receipt of an Officers' Certificate, the Trustee shall execute any documents reasonably requested by the Company, the Guarantors or the Additional Guarantor in order to evidence the release of such Additional Guarantor from its obligations under the Additional Guarantee.

            4. NO RECOURSE AGAINST OTHERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or the Additional Guarantor or any successor entity shall have any personal liability for any Obligations of the Company, the Guarantors or the Additional Guarantor or any successor entity under the Additional Guarantee, by reason of his or its status as such stockholder, employee, officer or director.

      Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

            5. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

            6. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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            7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                        PPC PUBLISHING CORPORATION


                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------
                                            Name:
                                            Title:

Attest:


/s/ [ILLEGIBLE]                 (SEAL)
-------------------------------
Name:
Title:

                                        AMERICAN LAWYER MEDIA, INC.


                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------
                                            Name:
                                            Title:

Attest:


/s/ [ILLEGIBLE]                 (SEAL)
-------------------------------
Name:
Title:


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                                        ALM LLC


                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------
                                            Name:
                                            Title:

Attest:


/s/ [ILLEGIBLE]                 (SEAL)
-------------------------------
Name:
Title:

                                        COUNSEL CONNECT LLC


                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------
                                            Name:
                                            Title:

Attest:


/s/ [ILLEGIBLE]                 (SEAL)
-------------------------------
Name:
Title:


                                       5


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                                        ALM IP, LLC


                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------
                                            Name:
                                            Title:

Attest:


/s/ [ILLEGIBLE]                 (SEAL)
-------------------------------
Name:
Title:


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                                        ALM COUNSEL CONNECT INC.


                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------
                                            Name:
                                            Title:

Attest:


/s/ [ILLEGIBLE]                 (SEAL)
-------------------------------
Name:
Title:


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                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By: /s/ Van K. Brown
-------------                              ---------------------------
                                            Name: VAN K. BROWN
                                            Title: Assistant Vice President


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